As filed with the U.S. Securities and Exchange Commission on June 18, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sony Group Kabushiki Kaisha

(Exact name of registrant as specified in its charter)

SONY GROUP CORPORATION

(Translation of Registrant’s name into English)

Japan	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7-1, KONAN 1-CHOME, MINATO-KU, TOKYO 108-0075, JAPAN

+81-3-6748-2111

(Address and telephone number of Registrant’s principal executive offices)

Sony Corporation of America

25 Madison Avenue, 26th Floor

New York, New York 10010-8610

Telephone: +1-212-833-6722

(Name, address, and telephone number of agent for service)

Please send copies of all communications to:

Craig B. Brod Adam Fleisher Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 +1 (212) 225-2000	Christopher Kodama Davis Polk & Wardwell LLP Azabudai Hills Mori JP Tower 50F 1-3-1 Azabudai Minato-ku, Tokyo 106-0041 Japan +81-3-5574-2600

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS

SONY GROUP CORPORATION

SENIOR DEBT SECURITIES

By this prospectus, Sony Group Corporation (“Sony”) may offer and sell senior debt securities from time to time in one or more offerings at prices and on terms to be determined at or prior to the time of the applicable offering.

This prospectus provides you with a general description of the senior debt securities Sony may offer and the manner in which they will be offered and sold.

Each time senior debt securities are sold using this prospectus, Sony will provide a supplement to this prospectus that contains specific terms of the senior debt securities and describes the specific manner in which the senior debt securities will be offered and sold. The supplement may also add to, update or change information contained in this prospectus. Before you invest in any of these senior debt securities, you should carefully read this prospectus and any applicable supplement, including documents incorporated by reference herein or therein.

The senior debt securities will be offered through underwriters, dealers or agents or directly to investors. The supplements to this prospectus will provide the specific terms of the plan of distribution.

The applicable prospectus supplement will contain information, where applicable, as to any listing on any securities exchange of the senior debt securities covered by the prospectus supplement.

Investing in the senior debt securities involves risk. You should carefully consider the information described under the heading “Risk Factors“ on page 4 of this prospectus, in the documents incorporated by reference into this prospectus and in any applicable prospectus supplement before you invest in any of the securities of Sony.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these senior debt securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 18, 2026.

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the senior debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the senior debt securities which we may offer. Each time we sell senior debt securities, we will provide a prospectus supplement that will contain specific information about the terms of the senior debt securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or conflicts with, the information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus that we authorize to be delivered to you together with additional information described under the heading “Where You Can Find More Information” beginning on page 32 of this prospectus before purchasing any of our senior debt securities.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to provide you with any information other than that contained in or incorporated by reference into this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We and any agent, underwriter, trustee or dealer are not responsible for, and can provide no assurance as to the accuracy or reliability of, any other information that any other person may give you. Neither we, nor any agent, underwriter, trustee or dealer are making, nor will make, an offer to sell senior debt securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you, including any information incorporated by reference herein or therein, is accurate as of any day other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus and any supplement to this prospectus to “Sony,” “we,” “us,” “our” and similar terms refer to Sony Group Corporation and its consolidated subsidiaries, as a group. We use the word “you” to refer to prospective investors in the senior debt securities. Our consolidated financial statements have been prepared in accordance with IFRS® Accounting Standards as issued by the International Accounting Standards Board, which includes IAS® Standards, SIC® Interpretations and IFRIC® Interpretations. Unless otherwise stated or the context otherwise requires, all amounts in such financial statements are expressed in Japanese yen.

In this prospectus and any prospectus supplement, when we refer to “yen” and “¥,” we mean Japanese yen.

In this prospectus, all financial information presented in Japanese yen has been rounded to the nearest million Japanese yen.

Due to rounding, the total amounts presented in tables may not be equal to the sum of the individual figures shown. Our fiscal year end is March 31. References to years not specified as being fiscal years are to calendar years.

In this prospectus, all of our financial information is presented on a consolidated basis, unless we state otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We may from time to time make written or oral “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). Written forward-looking statements may appear in documents filed with the SEC, including this prospectus and any prospectus supplement, documents incorporated by reference and other communications.

The U.S. Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as the information is identified as forward looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. We rely on this safe harbor in making forward-looking statements.

Forward-looking statements appear in a number of places in this prospectus and include statements regarding our current intent, belief, targets or expectations or those of our management. In many, but not all cases, we use words such as “believe,” “expect,” “plans,” “strategy,” “prospects,” “forecast,” “estimate,” “project,” “anticipate,” “aim,” “intend,” “seek,” “may,” “might,” “could” or “should,” and words of similar meaning, as they relate to us or our management, to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those which are anticipated, aimed at, believed, estimated, expected, intended or planned.

Forward-looking statements, which include statements contained in “Item 3. Key Information—D. Risk Factors,” “Item 4. Information on the Company—B. Business Overview,” “Item 5. Operating and Financial Review and Prospects” and elsewhere in our most recent annual report on Form 20-F, are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those set forth in such statements.

The forward-looking statements included or incorporated by reference in this prospectus are made only as of the dates on which such statements were made. We expressly disclaim any obligation or undertaking to release any update or revision to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

SONY GROUP CORPORATION

Sony was established in Japan in May 1946 as Tokyo Tsushin Kogyo Kabushiki Kaisha, a joint stock company (Kabushiki Kaisha) under Japanese law. We changed our company name to Sony Kabushiki Kaisha (“Sony Corporation” in English) in January 1958, and changed our company name again to Sony Group Kabushiki Kaisha (“Sony Group Corporation” in English) in April 2021 in order to focus on our role as the headquarters of the Sony Group.

Sony’s business comprises five different segments. The Game & Network Services (“G&NS”) segment includes the production and sales of digital software and add-on content, the network services businesses and the manufacture and sales of home gaming products. The Music segment includes the Recorded Music, Music Publishing and Visual Media & Platform businesses. The Pictures segment includes the Motion Pictures, Television Productions and Media Networks businesses. The Entertainment, Technology & Services (“ET&S”) segment includes the Imaging business, the Sound business, the Network Services business and the Displays business. The Imaging & Sensing Solutions (“I&SS”) segment includes the image sensors business. All Other consists of various operating activities, including the disc manufacturing and recording media businesses. Sony’s products and services are generally unique to a single operating segment.

For further information, see “Item 4. Information on the Company” in our most recent annual report on Form 20-F, which is incorporated herein by reference.

RISK FACTORS

Investing in our senior debt securities involves risk. Before you decide to invest in our senior debt securities, you should carefully consider the risks described in our most recent annual report on Form 20-F, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference herein and therein. The occurrence of any of these risks might cause you to lose all or part of your investment in our senior debt securities.

Please see “Where You Can Find More Information” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated by reference herein.

OFFERING INFORMATION

We may sell an indeterminate amount of senior debt securities from time to time through negotiated transactions with underwriters or with other persons, through a combination of such methods of sale or otherwise, including private sales. See “Plan of Distribution.” We may sell senior debt securities at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by agreement between us and underwriters, brokers, dealers or agents, or purchasers.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness as of March 31, 2026. You should read this table together with our audited consolidated financial statements, including the notes thereto, and the other financial data appearing elsewhere, or incorporated by reference, in this prospectus.

As of March 31, 2026
Yen (millions)
Short-term debt:
Short-term borrowings	¥51,183
Current portion of long-term debt	166,410
Long-term debt:
Long-term debt	824,393
Total long-term debt	¥824,393
Equity:
Common stock
authorized – 18,000,000,000 shares
issued – 6,149,810,645 shares(1)(2)	881,357
Additional paid-in capital	1,465,499
Retained earnings	5,294,890
Accumulated other comprehensive income	1,229,371
Treasury stock, at cost(2)	(752,106)
Equity attributable to Sony Group Corporation’s stockholders	8,119,011
Non-controlling interests	394,578
Total equity	8,513,589
Total capitalization(3)	¥9,337,982

Notes:

(1)	Our Board of Directors resolved and approved the establishment of a facility for the repurchase of shares of our own common stock pursuant to the Companies Act of Japan and our Articles of Incorporation at the meeting of the Board of Directors held on May 8, 2026. The May 8, 2026 resolution authorized the repurchase of up to the lesser of (i) an aggregate of 230,000,000 shares of our common stock (approximately 3.89% of the total outstanding shares of our common stock (excluding treasury stock)) and (ii) up to ¥500 billion between May 11, 2026 and May 10, 2027. Under the May 8, 2026 resolution, between May 11, 2026 and May 31, 2026, we have repurchased 19,069,900 shares of our common stock for an aggregate amount of 67,260 million yen.
(2)	Pursuant to the decision by our Representative Corporate Executive Officer delegated by the Board of Directors, we canceled 184,484,319 shares of our own common stock (consisting entirely of treasury stock and representing approximately 3.0% of the total number of shares issued and outstanding as of April 30, 2026) on May 29, 2026.
(3)	Total capitalization is the sum of total equity and total long-term debt, excluding the current portion of long-term debt.

USE OF PROCEEDS

The use of the net proceeds from each offering of senior debt securities will be described in the applicable prospectus supplement.

DESCRIPTION OF SENIOR DEBT SECURITIES

The following is a summary of certain general terms and provisions of the senior debt securities that we may offer from time to time under this prospectus. The specific terms and provisions of a particular series of senior debt securities to be offered, and the extent, if any, to which the general terms and provisions summarized below apply to such securities, will be described in an applicable prospectus supplement or free writing prospectus that we authorize to be delivered in connection with such offering. If there is any inconsistency between the general terms and provisions presented here and those in the applicable prospectus supplement or free writing prospectus, those in the applicable prospectus supplement or free writing prospectus will apply.

Because this section is a summary, it does not describe every aspect of the senior debt securities. It is qualified in its entirety by the provisions of the Indenture (as described below) and the senior debt securities, forms of which have been filed, or will be filed, as applicable, as exhibits to the registration statement of which this prospectus is part. You should refer to those documents for additional information.

When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Sony Group Corporation, excluding, unless the context otherwise requires or as otherwise expressly stated, any existing or future subsidiaries.

General

The senior debt securities will be issued under a senior indenture (the “Indenture”), to be entered into between us and The Bank of New York Mellon, as Trustee (the “Trustee”), upon the initial issuance of senior debt securities. Pursuant to the Indenture, senior debt securities may be issued in one or more series established from time to time by or pursuant to a board resolution or a determination of our officer, of which authority is delegated from our Board of Directors, and set forth in an officer’s certificate or in one or more supplemental indentures. The term “Indenture,” as used herein may, depending on the context, refer to such indenture, as amended or supplemented, in relation to a particular series of senior debt securities.

The Indenture will provide that we may issue senior debt securities up to an aggregate principal amount as we may authorize from time to time. The Indenture will not limit the amount of senior debt securities that we may issue. The Indenture also will not limit our ability to enter into a highly leveraged transaction and will not provide holders of the senior debt securities with any special protection or rights in the event of such a transaction.

The senior debt securities of each series will constitute our direct, unconditional, unsecured and unsubordinated general obligations and will at all times rank pari passu without any preference among themselves and with all our other unsecured obligations, other than our subordinated obligations, if any, and except for statutorily preferred obligations.

Terms Specified in the Applicable Prospectus Supplement

The applicable prospectus supplement or free writing prospectus will specify, if applicable, the following terms of, and other information relating to, any particular series of senior debt securities being offered:

•	the issue date of the senior debt securities;

•	the title and type of the senior debt securities;

•	the aggregate principal amount of the senior debt securities being issued;

•	the issue price of the senior debt securities;

•	the denominations in which the senior debt securities will be issuable;

•	the currency in which the senior debt securities are denominated and/or in which principal, or premium, if any, and interest, is payable;

•	the date or dates on which the principal of and premium on, if any, the senior debt securities is payable, if any;

•	the rate or rates (which may be fixed or variable) at which the senior debt securities will bear interest, or the manner of calculating such rate or rates, if applicable;

•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates, and the basis upon which interest will be calculated;

•	the manner in which and the place or places where principal, or premium, if any, and interest will be payable;

•	any conversion or exchange features of the senior debt securities;

•	the circumstances under which we will pay additional amounts on the senior debt securities for any tax, assessment or governmental charge withheld or deducted, if different from the provisions set forth in this prospectus;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which the senior debt securities may be repurchased, redeemed, repaid or prepaid in whole or in part, at our option;

•	the circumstances, if any, under which the holders of the senior debt securities may demand repayment of the senior debt securities prior to the stated maturity date and the terms and conditions thereof;

•	the identity of any agents for the senior debt securities, including trustees, depositaries, authenticating, calculating or paying agents, transfer agents, conversion agents, exchange agents or registrars of any series;

•	any restrictions applicable to the offer, sale or delivery of the senior debt securities;

•	any provisions for the discharge of our obligations relating to the senior debt securities, if different from the provisions set forth in this prospectus;

•	any U.S. federal income tax or Japanese tax considerations that are material to the holders of the senior debt securities;

•	the listing, if any, of the senior debt securities on a securities exchange;

•	if the senior debt securities will be issued other than in book-entry form;

•	the terms and conditions under which we will be able to “reopen” a previous issue of a series of senior debt securities and issue additional senior debt securities of that series if different from the provisions set forth in this prospectus; and

•	any other specific terms or conditions applicable to a particular series of senior debt securities being offered, which shall not be inconsistent with the provisions of the Indenture.

The senior debt securities may be issued as original issue discount senior debt securities. Original issue discount senior debt securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement will contain information relating to any material income tax, accounting, and other special considerations applicable to original issue discount senior debt securities.

Events of Default under the Indenture

The Indenture will provide holders of our senior debt securities with remedies if we fail to perform specific obligations, such as making payments on the senior debt securities, or if we become subject to certain bankruptcy, insolvency or similar proceedings. The Indenture will permit the issuance of senior debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series-by-series basis.

An event of default will be defined under the Indenture, with respect to any series of senior debt securities issued under that Indenture, as the occurrence and continuation of any one or more of the following events, each of which we refer to in this prospectus as an event of default:

•	we fail to pay principal of or premium, if any, on the senior debt securities of such series, when such principal or premium is due and payable;

•	we default for more than 30 days in the payment of interest on the senior debt securities of such series;

•	we default in the performance or observance of any covenant, condition or provision contained in the senior debt securities of such series or set forth in the Indenture for a period of 90 days after receipt of notice from the Trustee, or from the holders of not less than 25% in aggregate principal amount of the then outstanding senior debt securities of such series, of such default;

•	we (i) become bound as a consequence of acceleration due to a default by us to repay prematurely indebtedness for borrowed money with a total outstanding principal amount of $100,000,000 (or its equivalent in any other currency or currencies) or greater contracted or incurred by us, (ii) have defaulted in the repayment of any such indebtedness contracted or incurred by us at the later of its maturity or the expiration of any applicable grace period or (iii) have failed to pay when properly called on to do so (and after the expiration of any applicable grace period) any guarantee contracted or incurred by us of such indebtedness; provided, however, that if any such default is cured by us, or is waived by the holders of such indebtedness, in each case as may be permitted under the terms of such indebtedness, then such event of default shall be deemed to have been thereupon cured or waived;

•	a final and non-appealable decree or order by any court having jurisdiction shall have been issued in an involuntary proceeding adjudging us bankrupt or insolvent or approving a petition seeking reorganization under the Bankruptcy Act of Japan (Act No. 75 of 2004, as amended, the “Bankruptcy Act”), the Civil Rehabilitation Act of Japan (Act No. 225 of 1999, as amended, the “Civil Rehabilitation Act”), the Corporate Reorganization Act of Japan (Act No. 154 of 2002, as amended, the “Corporate Reorganization Act”), the Companies Act of Japan (Act No. 86 of 2005, as amended, the “Companies Act”) or any other similar applicable law of Japan;

•	a decree or order of a court having jurisdiction shall have been issued for the appointment of a receiver or liquidator or trustee or assignee in our bankruptcy or insolvency, of all or substantially all of our property or for the winding-up or liquidation of our affairs, and such decree or order shall have continued undischarged or unstayed for a period of 90 days;

•	we shall have instituted voluntary proceedings seeking adjudication of bankruptcy or seeking reorganization under the Bankruptcy Act, the Civil Rehabilitation Act, the Corporate Reorganization Act, the Companies Act or any other similar applicable law of Japan, or shall consent to the institution of any such proceedings or shall have consented to the appointment of a receiver or liquidator or trustee or assignee in our bankruptcy or insolvency or of all or substantially all of our property, or an effective resolution shall have been passed by us for the winding up or dissolution of our affairs, except for the purposes of or pursuant to a consolidation, amalgamation, merger or reconstruction under which the continuing entity, or the entity formed as a result thereof, effectively assumes our entire obligations under the Indenture in relation to the senior debt securities of such series; or

•	any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

Under the Indenture, the Trustee shall give notice to the holders of each series of senior debt securities of all defaults known to the Trustee which have occurred with respect to such series and not been cured. The Trustee shall transmit the notice within 90 days after the occurrence of an event of default, or, if later, within 15 days after such event of default is notified in writing to a responsible officer of the Trustee, unless the defaults have been cured before transmission of such notice by the Trustee. For so long as any senior debt securities are represented by a global security or securities, all notices to the holders of such senior debt securities will be delivered to The Depository Trust Company (“DTC”), delivery of which shall be deemed to satisfy the notice requirements of the Indenture in accordance with the methods prescribed by DTC.

The Indenture will provide that, unless otherwise set forth in a supplemental indenture or officer’s certificate, (i) if an event of default occurs due to specified events of bankruptcy, insolvency or reorganization, the principal of all senior debt securities and interest accrued but unpaid on the senior debt securities shall be due and payable immediately; and (ii) if any other event of default occurs and is continuing with respect to a series of senior debt securities, unless the principal of all the senior debt securities of such series has already become due and payable, either the Trustee (subject to receiving indemnity and/or security (including by way of pre-funding) to its satisfaction) or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of each such affected series, voting separately by series, may, by notice in writing to us (and to the Trustee if given by the holders), and the Trustee (subject to receiving indemnity and/or security (including by way of pre-funding) to its satisfaction) at the written request of the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of each such affected series, shall, declare the entire principal of and premium on, if any, and accrued and unpaid interest on all such outstanding senior debt securities of such series to be due and payable immediately.

In addition, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of each such affected series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power that will be conferred on the Trustee with respect to the affected series of senior debt securities by the Indenture, subject to certain discretions by the Trustee.

Waiver of Default or Acceleration

Prior to the acceleration of the maturity of any of the senior debt securities, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of all affected series then outstanding under the Indenture (voting together as a single class) also have the right to waive any past default or event of default and its consequences, except a default in respect of a covenant or a provision of such Indenture that cannot be modified or amended without the consent of the holder of each debt security affected thereby.

Further Issuances

The Indenture will permit us from time to time and without the consent of the holders of the senior debt securities of a particular series, to create and issue additional senior debt securities on the same terms and conditions as the original senior debt securities of such series, except as to denomination, issue date, issue price and, if applicable, the date from which interest shall accrue and the date on which interest shall be first paid. Any additional senior debt securities issued in this manner may be consolidated and treated as a single series with the relevant series of senior debt securities and originally constituting such series for all purposes under the Indenture; provided, however, that any outstanding debt securities of a series (the “original series”) and additional senior debt securities shall be issued under separate CUSIPs, ISINs or other applicable securities identifiers unless such additional senior debt securities are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series or such additional senior debt securities are issued with less than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes.

We also may, without the consent of the holders of the outstanding senior debt securities, issue other series of senior debt securities in the future under the Indenture on terms and conditions different from the senior debt securities offered hereby.

Taxation and Additional Amounts

We will make payments of principal and interest on the senior debt securities without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In such event, we shall pay to a holder such additional amounts as will result in the receipt by the holder of such amounts as would have been received by it had no such withholding or deduction been required, except that no such additional amounts shall be payable with respect to the senior debt securities under any of the following circumstances:

•	the holder or beneficial owner of the senior debt securities is an individual non-resident of Japan or a non-Japanese corporation and is liable for such taxes in respect of the senior debt securities by reason of its having some connection with Japan other than the mere holding of the senior debt securities or being a person having a special relationship with us (“a specially-related person of ours”) as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended) (the “Act on Special Measures Concerning Taxation”);

•	the holder or beneficial owner of the senior debt securities would otherwise be exempt from any such withholding or deduction but fails to comply with any applicable requirement to provide interest recipient information or to submit a written application for tax exemption to the relevant paying agent to whom the relevant senior debt securities are presented (where presentation is required), or whose interest recipient information is not duly communicated through the relevant Participant (as defined below) and the relevant international clearing organization to such paying agent;

•	the holder or beneficial owner of the senior debt securities is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for a designated financial institution (as defined below) that complies with the requirement to provide interest recipient information or to submit a written application for tax exemption and an individual resident of Japan or a Japanese corporation that duly notifies (directly or through the relevant Participant or otherwise) the relevant paying agent of its status as not being subject to withholding or deduction by us by reason of receipt by such individual resident of Japan or Japanese corporation of interest on the relevant senior debt securities through a payment handling agent in Japan appointed by it);

•	the senior debt securities are presented for payment (where presentation is required) more than 30 days after the day on which such payment on the senior debt securities became due or after the full payment was provided for, whichever occurs later, except to the extent the holder thereof would have been entitled to additional amounts on presenting the same for payment on the last day of such period of 30 days;

•	the holder of the senior debt securities is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, the senior debt securities, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or another beneficial owner, in each case, that would not have been entitled to such additional amounts had it been the holder of such senior debt securities; or

•	any combination of the above.

In addition, no additional amounts will be payable for, or on account of, any deduction or withholding imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury regulations thereunder and any other official guidance thereunder (“FATCA”), any intergovernmental agreement entered into with respect to FATCA, or any law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to any of the foregoing or any agreements entered into pursuant to Section 1471(b) of the Code.

Where the senior debt securities are held through a participant of an international clearing organization or a financial intermediary (a “Participant”), in order to receive payments free of withholding or deduction by us for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, if the relevant beneficial owner is an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or a Japanese financial institution falling under certain categories prescribed by the Act on Special Measures Concerning Taxation (a “designated financial institution”), each such beneficial owner shall, at the time of entrusting a Participant with the custody of the relevant senior debt securities, provide certain information prescribed by the Act on Special Measures Concerning Taxation to enable the Participant to establish that such beneficial owner is exempted from the requirement for withholding or deduction of such taxes, and advise the Participant if the beneficial owner ceases to be so exempted (including the case in which a beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of ours).

Where the senior debt securities are not held through a Participant, in order to receive payments free of withholding or deduction by us for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, if the relevant beneficial owner is an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or a designated financial institution falling under certain categories prescribed by the Act on Special Measures Concerning Taxation, each such beneficial owner shall, prior to each time at which it receives interest, submit to the relevant paying agent, a written application for tax exemption (hikazei tekiyo shinkokusho), in a form obtainable from the paying agent stating, among other things, the name and address (and, if applicable, the Japanese individual or corporation ID number) of the beneficial owner, the title of the senior debt securities, the relevant interest payment date, the amount of interest and the fact that the beneficial owner is qualified to submit the written application for tax exemption, together with documentary evidence regarding its identity and residence.

By subscribing for any senior debt securities, an investor will be deemed to have represented that it is a beneficial owner who is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with the issuer of the senior debt securities as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation or (ii) a Japanese financial institution, designated in Article 6, Paragraph (11) of the Act on Special Measures Concerning Taxation.

We will make any required withholding or deduction and remit the full amount withheld or deducted to the Japanese taxing authority in accordance with applicable law. We will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any tax, duty, assessment, fee or other governmental charge so withheld or deducted from the Japanese taxing authority imposing such tax, duty, assessment or other governmental charge and if certified copies are not available we will use reasonable efforts to obtain other evidence, and the paying agent will make such certified copies or other evidence available to the holders or beneficial owners upon reasonable request to the paying agent.

If (i) subsequent to making a payment on the senior debt securities without withholding or deduction of Japanese taxes we are required to remit to the Japanese taxing authority any amount in respect of Japanese taxes that should have been withheld or deducted from such payment (together with any interest and penalties) due to the failure of the beneficial owner to provide accurate interest recipient information or to otherwise properly claim an exemption from Japanese taxes imposed with respect to such payment, and (ii) such beneficial owner would not have been entitled to receive additional amounts with respect to such payment had Japanese taxes been withheld from the payment when it was made, such beneficial owner (but not any subsequent beneficial owner of the senior debt securities) shall be required to reimburse us, in Japanese yen, for the amount remitted by us to the Japanese taxing authority.

The obligation to pay additional amounts with respect to any taxes, duties, assessments or other governmental charges shall not apply to any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment, fee or other governmental charge or any tax, duty, assessment, fee or other governmental charge which is payable otherwise than by withholding or deduction from payments of principal of, premium, if any, or interest on the senior debt securities; provided that, except as otherwise set forth in the senior debt securities or in the Indenture, we will pay all stamp, court or documentary taxes or any excise or property taxes, charges or similar levies and other duties, if any, which may be imposed by Japan, the United States or any political subdivision or any taxing authority thereof or therein, with respect to the execution and enforcement of the Indenture or as a consequence of the initial issuance, execution, delivery or registration of the senior debt securities.

References to principal, premium or interest in respect of the senior debt securities shall be deemed to include any additional amounts due which may be payable with respect thereto as set forth in the senior debt securities and the Indenture.

Optional Tax Redemption

We have the option to redeem a series of senior debt securities prior to maturity if, as a result of any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective, or which change in application or interpretation is publicly announced, on or after the date of the applicable prospectus supplement, we would be required to pay additional amounts with respect to the senior debt securities as described under “—Taxation and Additional Amounts,” in which case we may redeem such series of senior debt securities in whole, but not in part, at a redemption price equal to 100% of the principal amount of the senior debt securities plus accrued and unpaid interest to the redemption date. Furthermore, we must give you between 10 and 60 days’ notice (which notice shall be irrevocable and shall conform to all requirements with respect to such notice as set forth in the Indenture) before redeeming the senior debt securities, and no such notice of redemption may be given earlier than 90 days prior to the earliest date on which we would be required to pay additional amounts if a payment in respect of such senior debt securities were then due. Prior to giving any such notice of redemption, we will deliver to the Trustee (i) an officer’s certificate stating that the conditions precedent to our right to redeem such series of senior debt securities have been fulfilled and (ii) an opinion of counsel, who shall be independent legal counsel to us, or a tax adviser, of recognized standing, confirming that we have or will be required to pay additional amounts as a result of such change or amendment. The Trustee shall be entitled to accept and conclusively rely on such officer’s certificate and opinion of counsel or tax adviser’s statement as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the holders of such series of senior debt securities.

Repurchases

We, or any of our subsidiaries, may at any time purchase any or all of the senior debt securities in the open market or otherwise at any price. Subject to applicable law, neither we nor any of our subsidiaries shall have any obligation to offer to purchase any senior debt securities held by any holder as a result of our or its purchase or offer to purchase senior debt securities held by any other holder in the open market or otherwise. Any senior debt securities so repurchased by us or any of our subsidiaries and surrendered to the paying agent shall be cancelled.

Application of Proceeds

Any money collected from us by a trustee under the Indenture by acceleration, through insolvency proceedings or by other means as a result of our breach of the terms of the Indenture, shall be applied in the order described below:

•	first, to the payment of fees, costs and expenses applicable to the series of senior debt securities for which money was collected, including compensation to the applicable trustee and any agent and expenses and costs properly incurred (including any amounts to which the Trustee, each predecessor trustee or any agent are entitled to indemnification by us and fees and properly incurred expenses of its counsel);

•	second, if payment is not due on the principal of the series of senior debt securities for which money was collected, to the payment of interest on the series in default;

•	third, if payment is due on the principal of the series of senior debt securities for which money was collected, to the payment of the whole amount then owing and unpaid upon all of the senior debt securities of such series for principal and interest; and in the case the money collected shall be insufficient to pay in full the whole amount so due and unpaid upon the senior debt securities of such series, then to the payment of principal and interest without preference or priority of principal over interest, ratably to the aggregate of such principal and accrued and unpaid interest; and

•	finally, to the payment of the remainder, if any, to us or any other person lawfully entitled thereto.

Paying Agents

Whenever we appoint a paying agent to make payments required under the Indenture and the relevant series of senior debt securities, such paying agent will hold all sums received by it for the payment of the principal of, premium, if any, and interest on such senior debt securities in trust for the benefit of the holders thereof and will make payments to such holders as provided for in the Indenture and such senior debt securities.

Indemnification of Judgment Currency

We will indemnify each holder of a debt security and the Trustee to the full extent permitted by applicable law against any loss incurred by such holder or the Trustee as a result of any judgment or order being given or made for any amount due under such debt security and such judgment or order being expressed and paid in a judgment currency other than the currency due and as a result of any variation as between the rate of exchange at which the currency due is converted into the judgment currency for the purpose of such judgment or order and the spot rate of exchange in The City of New York at which the Trustee on the day on which final non-appealable judgment is entered is able to purchase the currency due with the amount of the judgment currency actually received by the holder or the Trustee. This indemnification will constitute our separate and independent obligation and will continue notwithstanding any such judgment.

Covenants

The Indenture will contain certain covenants and agreements relating to the senior debt securities. Additional covenants and agreements relating to a particular series of senior debt securities may be set forth in the applicable prospectus supplement.

Consolidation, Merger, Conveyance or Transfer. The Indenture will provide that we may consolidate with or merge into any other person or sell or dispose of our properties and assets substantially as an entirety, whether as a single transaction or a number of transactions, related or not, to any person; provided that, among other things, such person formed by such consolidation or into which we are merged or such person who acquires our properties and assets substantially as an entirety is a company organized and validly existing under the Companies Act, or successor legislation thereto, and expressly assumes our obligations under all series of senior debt securities issued under the Indenture, and further provided that, immediately after giving effect to such transaction, no event of default shall have occurred and be continuing.

Evidence of our Compliance. There will be provisions in the Indenture requiring us to furnish to the Trustee each year a brief certificate from our principal executive, financial or accounting officer as to his or her knowledge of our compliance with all conditions and covenants under the Indenture.

SEC Reports by Us. So long as any series of senior debt securities remains outstanding, the Indenture will require us to file with the Trustee copies of the annual report or information we file with the SEC within 30 days after we file such reports or information with the SEC, provided that reports or information filed with the SEC through its Electronic Data Gathering, Analysis and Retrieval (EDGAR) system (or any successor filing system) shall be deemed filed with the Trustee. Such reports or information filed on EDGAR shall not constitute actual or constructive knowledge or notice of the Trustee of any information contained therein or determinable from information contained therein.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise set forth in a supplemental indenture, we have the ability to eliminate most or all of our obligations on any series of senior debt securities prior to maturity if we comply with the following provisions:

Discharge of Indenture. We may discharge all of our obligations with respect to any or all series of debt securities, other than as to transfers and exchanges, under the Indenture after we have:

•	paid or caused to be paid the principal of, premium, if any, and interest on all of the senior debt securities of such series outstanding (other than senior debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the Indenture) as and when the same shall have become due and payable;

•	delivered to the paying agent for cancellation all of the senior debt securities of such series theretofore authenticated (other than senior debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the Indenture); or

•	irrevocably deposited with the Trustee (or its agent) cash or, in the case of a series of senior debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of senior debt securities issued under the Indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, premium, if any, and interest on, and any mandatory sinking fund payments for, those senior debt securities. However, the deposit of cash or U.S. government obligations for the benefit of holders of a series of senior debt securities that are due and payable, or are scheduled for redemption, within one year will discharge obligations under the Indenture relating only to that series of senior debt securities.

Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of senior debt securities at any time, which is referred to in this prospectus as defeasance. Alternatively, we may be released with respect to any outstanding series of senior debt securities from the obligations imposed by the covenants described above limiting consolidations, mergers, asset sales and leases or any other negative covenants provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called covenant defeasance.

Defeasance or covenant defeasance may be effected only if, among other things:

•	we irrevocably deposit with the Trustee (or its agent) cash or, in the case of senior debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, premium, if any, and interest on, and any mandatory sinking fund payments for, all outstanding senior debt securities of the series being defeased; and

•	we deliver to the Trustee an opinion of counsel of recognized standing to the effect that:

o	the beneficial owners of the series of senior debt securities being defeased will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance; and

o	the beneficial owners of the series of senior debt securities being defeased will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred.

In the case of a defeasance, the opinion must be based on a ruling of the U.S. Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of the Indenture, since that result would not occur under current tax law.

Modification of the Indenture

Without Consent of Holders. We and the Trustee may enter into supplemental indentures without the consent of the holders of senior debt securities issued under the Indenture to:

•	cure any ambiguities or correct any defects or inconsistencies or add or amend any provisions which shall not adversely affect the interests of the holders of the senior debt securities in any material respect;

•	secure any senior debt securities;

•	add covenants for the protection of the holders of senior debt securities;

•	establish the forms or terms of senior debt securities of any series;

•	evidence the acceptance of appointment by a successor trustee; or

•	evidence the assumption by a successor entity of our obligations under the senior debt securities and the Indenture.

With Consent of Holders. Each of we and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding senior debt securities (voting together as a single class), may enter into supplemental indentures to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the holders of the senior debt securities issued pursuant to the Indenture. However, we and the Trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by the change:

•	extend the final maturity of a debt security or of any installment of principal of any such debt security;

•	reduce the principal amount thereof;

•	reduce the rate or extend the time of payment of interest thereon;

•	reduce any amount payable on redemption thereof;

•	change the place of payment where, or the coin or currency in which, the debt security or interest thereon is payable;

•	modify or amend any provisions for converting any currency into any other currency as provided in the senior debt securities or in accordance with the terms of such senior debt securities;

•	change our obligations, if any, to pay additional amounts established for any tax, assessment or governmental charge withheld or deducted, including any option to redeem the senior debt securities rather than to pay the additional amounts;

•	reduce the amount of the principal of an original issue discount security that would be due and payable when due, including upon an acceleration of the maturity of such debt security (if applicable), or the amount provable in bankruptcy, or impair or affect the right of any holders of the senior debt securities to institute suit for the payment thereof or, if the senior debt securities provide therefor, impair or affect any right of repayment at the option of the holders of the senior debt securities;

•	modify or amend any provisions relating to the conversion or exchange of any of the senior debt securities for other of our securities or for securities of other entities or for other property (or the cash value thereof), including the determination of the amount of securities or other property (or cash) into which such senior debt securities shall be converted or exchanged, other than as provided in the anti-dilution provisions or other similar adjustment provisions of such senior debt securities or otherwise in accordance with the terms of such senior debt securities; or

•	reduce the percentage of any of the senior debt securities of any particular series, the consent of the holders of such series being required for any such supplemental indenture.

Concerning the Trustee

Unless otherwise specified in connection with a particular offering of senior debt securities, The Bank of New York Mellon will serve as the Trustee.

Any trustee appointed pursuant to the Indenture will have and be subject to all of the duties and responsibilities under the Indenture and those with respect to an indenture trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The Indenture will provide that upon the occurrence of an event of default with respect to a series of senior debt securities, the Trustee with respect to the relevant senior debt securities will exercise the rights and powers vested in it by the Indenture, using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. In the absence of such an event of default, the Trustee need only perform those duties that are specifically set forth in the Indenture or are applicable pursuant to the Trust Indenture Act.

Subject to the Indenture and the provisions of the Trust Indenture Act, the Trustee will be under no obligation to exercise any rights, trusts or powers conferred under the Indenture or the senior debt securities for the benefit of the holders of the senior debt securities, unless the requisite number of holders have instructed the Trustee in writing and offered to the Trustee indemnity and/or security (including by way of pre-funding) satisfactory to the Trustee against any loss, cost, liability or expense which might be incurred by it in exercising any such rights, trusts or powers. The Trustee shall not be liable to any person for having acted in good faith on instruction or direction provided to it by holders with respect to the Indenture and the senior debt securities.

The Indenture will contain, and the Trust Indenture Act contains, limitations on the rights of the Trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise.

The Indenture will provide that we will indemnify the Trustee and each predecessor trustee for, and to hold it harmless against, any loss, liability or expenses arising out of or in connection with the acceptance or administration of the Indenture or the trusts thereunder and the performance of such party’s duties thereunder, including properly incurred costs and expenses of defending itself against or investigating any claim of liability, except to the extent such loss, liability or expense is due to the negligence, bad faith or willful misconduct of the Trustee or such predecessor trustee.

We and our subsidiaries and affiliates may maintain ordinary banking relationships and custodial facilities with any Trustee or its affiliates.

In considering the interests of holders of the senior debt securities while title to the senior debt securities is registered in the name of a nominee of DTC, the trustee, the transfer agent, the paying agent and the registrar may (but will not be obliged to) rely conclusively upon any information made available to it by DTC as to the identity (either individually or by category) of its participants with entitlements to senior debt securities and may (but will not be obliged to) consider such interests as if such accountholders were the holders of the senior debt securities.

Successor Trustee

The Indenture will provide that the Trustee may resign or be removed by us, effective upon acceptance by a successor trustee of its appointment. The Indenture will require, and the Trust Indenture Act requires, that any successor trustee shall be a corporation with a combined capital and surplus of not less than $50,000,000 and shall be a corporation, association, company or business trust organized and doing business under the laws of the United States or any jurisdiction thereof or any state or territory or of the District of Columbia. No person may accept its appointment as a successor trustee with respect to the senior debt securities of a series unless at the time of such acceptance such successor trustee is qualified and eligible under the Indenture and the applicable provisions of the Trust Indenture Act.

Repayment of Funds

The Indenture will provide that all monies paid by us to a trustee or paying agent for a particular series of senior debt securities for payment of principal of or interest on any debt security which remains unclaimed at the end of two years after such payment shall become due and payable will be repaid to us and all liability of such trustee or paying agent with respect thereto will cease, and to the extent permitted by law, the holder of such debt security shall thereafter only look to us for any payment which such holder may be entitled to collect.

Governing Law

The Indenture and the senior debt securities will be governed by and construed in accordance with the laws of the State of New York.

Consent to Service of Process and Submission to Jurisdiction

Under the Indenture, we will irrevocably designate Sony Corporation of America as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the Indenture or any senior debt securities issued thereunder brought in any federal or state court in The City of New York, New York, and we will irrevocably submit to the non-exclusive jurisdiction of those courts.

Limitation on Suits

Except for the right to institute a suit for the enforcement of the payment of principal of or interest that has become due and payable on a debt security, under the Indenture and the senior debt securities, no holder of a debt security shall have any right by virtue or availing of any provision of the Indenture to institute any proceeding against us with respect to the Indenture or the debt security or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy thereunder, unless:

•	such holder has previously given written notice to the Trustee of a continuing default with respect to the debt security;

•	the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of each affected series issued under the Indenture (treated as a single class) shall have made written request to the Trustee to institute proceedings and such holders have offered the Trustee indemnity and/or security (including by way of pre-funding) satisfactory to the Trustee against the costs, expenses and liabilities to be suffered or incurred;

•	the Trustee for 60 days after its receipt of such notice, request and offer of indemnity and/or security (including by way of pre-funding) to its satisfaction has failed to institute any such proceeding; and

•	no written direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding senior debt securities of each affected series under the Indenture (voting together as a single class).

Undertaking for Costs

The Indenture will provide that we and the Trustee agree, and each holder of a debt security by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under the Indenture or against the Trustee for action taken, suffered or omitted by it as Trustee (other than a suit instituted by the Trustee, a holder or group of holders holding more than 10% in aggregate principal amount of the senior debt securities, or any holder for the enforcement of the payment of the principal of or interest on any debt security on or after the due date thereof), a court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess properly incurred costs, including properly incurred attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant.

Form, Book-entry and Transfer

Each series of senior debt securities will be issued in fully registered form without coupons. No service charge will be made for any registration of transfer or exchange of the senior debt securities, but we may require payment of a sum sufficient to cover any tax or government charge payable in connection therewith.

We will cause to be maintained offices or agencies where the senior debt securities may be presented for registration of transfer or for exchange (each, a “transfer agent”).

We will cause to be kept for the senior debt securities a register in which, subject to such reasonable regulations as we may prescribe, we will provide for the registration of such senior debt securities and registration of transfers of such senior debt securities. We, the Trustee and any agent of ours or the Trustee may treat the person in whose name any debt security is registered as the absolute owner of such debt security for all purposes and none of them shall be affected by any notice to the contrary. At the option of the registered holder of a debt security, subject to the restrictions contained in the senior debt securities and in the Indenture, such debt security may be transferred or exchanged for a like aggregate principal amount of debt security of the same series of different authorized denominations, upon surrender for exchange or registration of transfer, at the transfer agent’s office. Any debt security surrendered for exchange or presented for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to us and the transfer agent, duly executed by the holder thereof or its attorney duly authorized in writing. Debt securities issued upon any such transfer will be executed by us and authenticated by or on behalf of the Trustee, registered in the name of the designated transferee or transferees and delivered at the transfer agent’s office or mailed, at the request, risk and expense of, and to the address requested by, the designated transferee or transferees.

We may vary or terminate the appointment of any transfer agent, or appoint additional or other transfer agents or approve any change in the office through which any transfer agent acts. We will cause notice of any resignation, termination or appointment of a trustee or any transfer agent in respect of the senior debt securities, and of any change in the office through which any transfer agent will act, to be provided to holders of the senior debt securities.

Global Securities

The senior debt securities will be initially represented by one or more global certificates in fully registered form without interest coupons (the “global securities”). The global securities will be deposited upon issuance with a custodian for DTC and registered in the name of DTC or its nominee. Beneficial interests in the global securities may be held only through DTC (or any successor clearing system that holds global securities) and its participants, including Euroclear and Clearstream. Each of DTC, Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”) is referred to as a depositary.

Beneficial interests in the global securities will be shown on, and transfers thereof will be effected only through, records maintained by the depositaries and their participants. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Accordingly, the sole holder of the senior debt securities represented by the global securities will at all times be DTC or its nominee (or a successor of DTC or its nominee), and voting and other consensual rights of holders of the senior debt securities will be exercisable by beneficial owners of the senior debt securities only indirectly through the rules and procedures of the depositaries from time to time in effect. Beneficial interests in the global securities may not be exchanged for definitive senior debt securities except in the limited circumstances described below under “—Exchanges of Global Securities for Definitive Debt Securities.”

Conveyances of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them subject to any statutory or regulatory requirements as may be in effect from time to time.

Exchanges of Global Securities for Definitive Debt Securities

A beneficial interest in a global security may not be exchanged for a definitive debt security unless (i) DTC notifies us that it is unwilling or unable to continue as depositary for such global security or has ceased to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed within 90 days or (ii) an event of default with respect to the senior debt securities has occurred and is continuing and holders have requested in writing for definitive debt securities. Upon the occurrence of any such event, DTC shall instruct us to transfer the senior debt securities to such persons as notified to it by the applicable depositary or any successor clearance and settlement system as the holders of beneficial interests therein. In all cases, definitive senior debt securities delivered in exchange for any global security or beneficial interests therein will be registered in the names, and issued in approved denominations, requested by or on behalf of the applicable depositary (in accordance with its customary procedures). Any definitive debt security issued in exchange for an interest in a global security will bear a legend restricting transfers to those made in accordance with the restrictions set forth in the Indenture.

Depositary Procedures

As long as DTC or its nominee is the registered holder of global securities, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt security represented by such global securities for all purposes under the Indenture and the debt security, and, accordingly, our obligations under the senior debt securities represented by such global securities are to DTC or its nominee, as the case may be, as the registered holder of such senior debt securities, and not to the holders of beneficial interests in such senior debt securities.

Transfer of beneficial interests in the global securities will be subject to the applicable rules and procedures of the depositaries and their respective direct or indirect participants, which may change from time to time.

DTC

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among participants in deposited securities through electronic book-entry charges to accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Certain of those participants (or other representatives), together with other entities, own DTC. The rules applicable to DTC and its participants are on file with the SEC.

Persons who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect DTC participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of DTC participants and indirect DTC participants. DTC has also advised that, pursuant to its established procedures, upon deposit of the global securities, DTC will credit the accounts of DTC participants designated by the initial purchasers with portions of the principal amount of such global securities and ownership of such interests in the global securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to DTC participants) or by DTC participants and indirect DTC participants (with respect to other owners of beneficial interests in the global securities).

Investors in the senior debt securities may hold their interests therein directly through DTC if they are participants in such system, or indirectly through DTC participants. All interests in a global security may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global security to such persons will be limited to that extent. Because DTC can act only on behalf of DTC participants, which in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having beneficial interests in global securities to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. See “—Global Securities—Exchanges of Global Securities for Definitive Debt Securities.”

Except as described above under “—Global Securities—Exchanges of Global Securities for Definitive Debt Securities,” owners of interests in global securities will not have senior debt securities registered in their name, will not receive physical delivery of senior debt securities and will not be considered the registered owners or holders thereof for any purpose.

Payments in respect of global securities registered in the name of DTC or its nominee will be payable by the paying agent for the relevant senior debt securities to DTC or to the order of its nominee as the registered owner of the global securities. The paying agent will treat the persons in whose names the global securities are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither we nor any agent of ours has or will have any responsibility or liability for any aspect of DTC’s records or any DTC participant’s or indirect DTC participant’s records relating to or payments made on account of beneficial ownership interests in the global securities, or for maintaining, supervising or reviewing any of DTC’s records or any DTC participant’s or indirect DTC participant’s records relating to the beneficial ownership interests in global securities or any other matter relating to the actions and practices of DTC or any of DTC participants or indirect DTC participants.

DTC has advised us that its current practice is to credit the accounts of the relevant DTC participants with a payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Payments by the DTC participants and the indirect DTC participants to the beneficial owners of senior debt securities will be governed by standing instructions and customary practices, will be the responsibility of the DTC participants or the indirect DTC participants and will not be the responsibility of DTC or us. We and the relevant paying agent may conclusively rely upon and will be protected in relying upon instructions from DTC or its nominee for all purposes.

DTC has advised that it will take any action permitted to be taken by a holder of senior debt securities only at the direction of one or more DTC participants to whose account with DTC interests in the senior debt securities are credited. However, DTC reserves the right to exchange the global securities for definitive senior debt securities and to distribute such definitive senior debt securities to DTC participants.

The information in this section concerning DTC and its book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the global securities among DTC participants, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC, DTC participants or indirect DTC participants of their respective obligations under the rules and procedures governing their operations.

Euroclear

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV, under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not with Euroclear Clearance Systems. Euroclear Clearance Systems establishes policies for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the initial purchasers. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is licensed, regulated and examined by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with Euroclear are governed by the terms and conditions governing use of, and the related operating procedures of, Euroclear and applicable Belgian law, which are referred to collectively as the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear, and withdrawals of securities and cash from Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear acts under the terms and conditions only on behalf of Euroclear participants and has no record of, or relationship with, persons holding through Euroclear participants.

Clearstream

Clearstream is incorporated as a bank under Luxembourg law. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for Supervision of the Financial Sector. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. In the United States, Clearstream participants are limited to securities brokers and dealers. Clearstream participants may include the initial purchasers. Other institutions that maintain a custodial relationship with a Clearstream participant may obtain indirect access to Clearstream.

Transfers among DTC, Clearstream and Euroclear

Transfers between DTC participants will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding, directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant European depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the European depositaries.

Because of time zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a person that does not hold the senior debt securities through Euroclear or Clearstream will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Limitation on Responsibilities

Although the foregoing sets out the procedures of the depositaries established in order to facilitate the transfer of interests in the global securities among their participants, none of the depositaries is under any obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

DTC, Euroclear and Clearstream have no knowledge of the actual beneficial owners of interests in a global security. DTC’s records reflect only the identity of the DTC participants to whose accounts those global securities are credited, which may or may not be the beneficial owners of interests in a global security. Similarly, the records of Euroclear and Clearstream reflect only the identity of the Euroclear or Clearstream participants to whose accounts global securities are credited, which also may or may not be the beneficial owners of interests in a global security. DTC, Euroclear and Clearstream participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Neither we nor any underwriters of our senior debt securities, nor any of our or their respective agents will have any responsibility for the performance by any depositary or their respective participants of their respective obligations under the rules and procedures governing their operations.

Other Clearing Systems

We may choose any other clearing system for a particular series of senior debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

TAXATION

The material Japanese tax and U.S. federal income tax consequences relating to the purchase and ownership of the senior debt securities offered by this prospectus will be set forth in the applicable prospectus supplement.

CERTAIN BENEFIT PLAN INVESTOR CONSIDERATIONS

The U.S. Employee Retirement Income Security Act of 1974, as amended, (“ERISA”), and/or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), impose certain requirements on (i) employee benefit plans subject to Title I of ERISA, (ii) individual retirement accounts, “Keogh plans” and other arrangements subject to Section 4975 of the Code, (iii) entities and accounts whose underlying assets include “plan assets” of any such plan, account or arrangement described in clause (i) or (ii) by reason of any such plan’s, account’s, or arrangement’s investment therein or otherwise (we refer to the foregoing described in clauses (i), (ii) and (iii), collectively, as “Plans”) and (iv) persons who are fiduciaries with respect to Plans.

General Fiduciary Considerations

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan. Under ERISA and the Code, any person who exercises discretionary authority or control over the administration of a Plan or the management or disposition of the assets of a Plan, or who renders investment advice for a fee or other compensation to a Plan, is generally considered to be a fiduciary of the Plan. When considering an investment in the senior debt securities with the assets of any Plan, a fiduciary should determine, among other things, whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA and the Code relating to a fiduciary’s duties to the Plan, including, without limitation, the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA and the Code.

Each Plan also should consider the fact that neither we, nor the Trustee, any underwriter, agent or dealer for the senior debt securities (or any affiliates or employees of any of the foregoing) (each, a “Transaction Party”) will act as a fiduciary to any Plan with respect to the decision to invest such Plan’s assets in the senior debt securities. Further, no Transaction Party is undertaking to provide any advice or recommendation (including, without limitation, in a fiduciary capacity) with respect to a prospective Plan’s decision to invest in the senior debt securities, and such decision must be made on an arm’s-length basis.

Prohibited Transaction Considerations

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing, collectively, as “parties in interest”) unless exemptive relief is available under a statutory or administrative exemption. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. In addition, the fiduciary of the Plan that engages in such a non-exempt prohibited transaction may also be subject to penalties and other liabilities under ERISA and the Code. Thus, a Plan fiduciary considering an investment in the senior debt securities should also consider whether such an investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. For example, the senior debt securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between a party in interest and an investing Plan which would constitute a prohibited transaction unless an exemption was available. Such parties in interest may include, without limitation, the Transaction Parties.

In this regard, each purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the senior debt securities, should consider the exemptive relief available under the following prohibited transaction class exemptions (“PTCEs”): (i) the in-house asset manager exemption (PTCE 96-23), (ii) the insurance company general account exemption (PTCE 95-60), (iii) the bank collective investment fund exemption (PTCE 91-38), (iv) the insurance company pooled separate account exemption (PTCE 90-1) and (v) the qualified professional asset manager exemption (PTCE 84-14). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the senior debt securities, provided that neither the party in interest nor its affiliates has or exercises any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions or any other exemptions will be available with respect to transactions involving the senior debt securities.

Non-ERISA Arrangements

In addition, governmental plans, certain church plans and non-U.S. plans (collectively, “Non-ERISA Arrangements”), while not subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to other federal, state, local or non-U.S. laws that are similar to such provisions of ERISA or the Code (each, a “Similar Law”). Fiduciaries of Non-ERISA Arrangements should consult with their legal advisors regarding the potential consequences of an investment in the senior debt securities under any applicable Similar Laws before making an investment in the senior debt securities.

Representations and Warranties

Accordingly, unless otherwise specified in the applicable prospectus supplement, each purchaser or holder of the senior debt securities, and each fiduciary who causes any entity to purchase or hold the senior debt securities, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such senior debt securities, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding the senior debt securities on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase, holding and subsequent disposition of such senior debt securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any provision of any applicable Similar Law.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the senior debt securities on behalf of, or with the assets of, any Plan or Non-ERISA Arrangement, consult with their counsel regarding the potential applicability of Title I of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the senior debt securities.

Each purchaser and holder of a senior debt security will have exclusive responsibility for ensuring that its purchase and holding of the senior debt security does not violate the fiduciary or prohibited transaction rules of ERISA or the Code or the provisions of any applicable Similar Law. Nothing in this prospectus is, or should be construed as, a representation or advice as to whether an investment in the senior debt securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement. The sale of any senior debt securities to any Plan or Non-ERISA Arrangement is in no respect a representation by any Transaction Party that such an investment satisfies the legal requirements applicable to such Plan or Non-ERISA Arrangement or that the acquisition of the senior debt securities is prudent or appropriate for such Plan or Non-ERISA Arrangement.

PLAN OF DISTRIBUTION

We may offer senior debt securities described in this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	through agents;

•	by ourselves directly;

•	through one or more special purpose entities;

•	through an exchange distribution in accordance with the rules of the applicable exchange; or

•	through a combination of any of these methods of sale.

The prospectus supplement relating to an offering of senior debt securities will set forth the terms of the offering, including:

•	a description of the transaction and the senior debt securities to be offered;

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the senior debt securities and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the senior debt securities may be listed.

Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in an offering of senior debt securities, such senior debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The senior debt securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase senior debt securities that are offered unless specified conditions are satisfied, and, unless otherwise set forth in the prospectus supplement, if the underwriters do purchase any senior debt securities, they will purchase all senior debt securities of that tranche that are offered.

In connection with underwritten offerings of senior debt securities offered by this prospectus and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of senior debt securities offered by this prospectus at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the senior debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities or to continue these activities if commenced.

If dealers are utilized in the sale of senior debt securities offered by this prospectus, we will sell the senior debt securities to the dealers as principals. The dealers may then resell the senior debt securities to the public at varying prices to be determined by the dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Senior debt securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of senior debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered senior debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of the contracts.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements or omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or affiliates in the ordinary course of business.

Unless otherwise specified in an applicable prospectus supplement, each series of senior debt securities offered by this prospectus will be a new issue of securities and will have no established trading market. Any underwriters to whom offered senior debt securities are sold for public offering and sale may make a market in the offered senior debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Senior debt securities offered by this prospectus may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for any senior debt securities offered by this prospectus.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the fiscal year ended March 31, 2026 have been so incorporated in reliance on the report of PricewaterhouseCoopers Japan LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PricewaterhouseCoopers Japan LLC’s address is Otemachi Park Building, 1-1, Otemachi 1-chome, Chiyoda-ku, Tokyo 100-0004, Japan.

LEGAL MATTERS

The validity of the senior debt securities with respect to United States federal law and New York State law will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, our United States counsel, and for any underwriters, dealers or agents by Davis Polk & Wardwell LLP, United States counsel for them. Nagashima Ohno & Tsunematsu, our Japanese counsel, will pass upon certain legal matters as to Japanese law for us. Additional legal matters may be passed upon for us, any underwriters, agents or dealers by counsel that we will name in the applicable prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES

Sony Group Corporation is a limited liability, joint stock company (Kabushiki Kaisha) incorporated in Japan. Most of the members of our Board of Directors and corporate executive officers (as well as certain experts named herein) are residents of countries other than the United States. Although some of our affiliates have substantial assets in the United States, a substantial portion of our assets and the assets of the members of our Board of Directors are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or the members of our Board of Directors or to enforce court judgments predicated upon the civil liability provisions of U.S. federal or state securities laws against us or these persons in the United States. We have been advised by our Japanese counsel, Nagashima Ohno & Tsunematsu, that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of U.S. courts brought before Japanese courts, of civil liabilities predicated solely upon U.S. federal or state securities laws.

Our agent for service of process is Sony Corporation of America.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus. We are subject to the information requirements of the Exchange Act and, in accordance with the Exchange Act, we file annual reports, special reports and other information with the SEC.

Our filings with the SEC may be obtained on the SEC’s internet site at https://www.sec.gov, which contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC.

We are currently exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements, and members of our Board of Directors, officers and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are not required under the Exchange Act to publish financial statements as frequently or as promptly as are U.S. companies subject to the Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will issue press releases or other reports containing unaudited interim results of operations as well as such other reports as may from time to time be authorized by us or as may be otherwise required.

Our American Depositary Shares (each representing one share of common stock and evidenced by American Depositary Receipts) are listed on the New York Stock Exchange under the trading symbol “SONY.”

Incorporation by Reference

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

This prospectus incorporates by reference our annual report on Form 20-F for the fiscal year ended March 31, 2026, filed on June 18, 2026 (File Number 001-06439).

All subsequent documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering under this prospectus, shall be deemed to be incorporated by reference into this prospectus. In addition, any Form 6-K subsequently furnished to the SEC specifying that it is being incorporated by reference into this prospectus shall be deemed to be incorporated by reference. All such documents so incorporated by reference shall become a part of this prospectus on the respective dates the documents are filed or furnished with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed or furnished document which also is or is deemed to be incorporated by reference into this prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus has been delivered, a copy of any document that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these documents by writing or telephoning:

Sony Group Corporation

7-1, Konan 1-chome, Minato-ku, Tokyo 108-0075, Japan

Telephone number: +81-3-6748-2111

Except as described above, no other information is incorporated by reference in this prospectus, including, without limitation, information on our internet site at https://www.sony.com/en/.

You may obtain a copy of any audited annual consolidated financial statements and any unaudited interim consolidated financial statements published by us subsequently to the date of this prospectus on our internet site at https://www.sony.com/en/.

Except as described above, the information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus or any applicable prospectus supplement or free writing prospectus. We have included our website address as an inactive textual reference only.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Officers and Directors.

Article 330 and Article 402, Paragraph 3 of the Companies Act of Japan (the “Companies Act”), make the provisions of Articles 643 through 656 of the Civil Code of Japan (the “Civil Code”) applicable to the relationship between us and our directors and corporate executive officers, respectively. Section 10, Chapter 2, Book III of the Civil Code, which consists of Articles 643 to 656, when so applied to the directors or corporate executive officers, among other things, provides in effect that:

(1)	any director or corporate executive officer of a company may demand advance payment of expenses which are considered necessary for the management of the affairs of such company entrusted to him or her;

(2)	if a director or a corporate executive officer of a company has defrayed any expenses which are considered necessary for the management of the affairs of such company entrusted to him or her, he or she may demand reimbursement therefor together with interest thereon from the company;

(3)	if a director or a corporate executive officer of a company has assumed an obligation necessary for the management of the affairs entrusted to him or her, he or she may require the company to perform it in his or her place or, if it is not due, to furnish adequate security; and

(4)	if a director or a corporate executive officer of a company, without any fault on his or her part, sustains damage through the management of the affairs entrusted to him or her, he or she may demand compensation therefor from the company.

Under Article 404, Paragraph 4 of the Companies Act, a company may not refuse a demand referred to in subparagraphs (1) through (3) above from a director who serves as member of any of the nominating committee, the audit committee or the compensation committee which are relating to the performance of the member’s duties unless the company establishes that the relevant expense or obligations was or is not necessary for the performance of the member’s duties.

The form of underwriting agreement filed as an exhibit to this registration statement provides for indemnification and contribution by the underwriters with respect to certain liabilities of our directors, officers and other controlling persons.

Our directors and corporate executive officers are, to a limited extent, insured under a directors and officers liability insurance policy against legal damages and litigation costs incurred by them.

Under the Companies Act and our articles of incorporation, we may exempt, by a resolution of our Board of Directors, our directors and corporate executive officers from liabilities to us arising in connection with their failure to execute their duties in good faith and without gross negligence within the limits stipulated by applicable laws and regulations. Our articles of incorporation, in accordance with the Companies Act, allow us to enter into an agreement with outside directors that limits their liabilities incurred in connection with their service. The maximum amount of the liabilities under such agreement, where the outside director acted in good faith without any gross negligence in performing his/her duties as a director of the company, shall be limited to the greater of either 30 million yen or an amount equal to the aggregate sum of the amounts prescribed in each item of Article 425, Paragraph 1 of the Companies Act. Pursuant to the relevant provisions in our articles of incorporation, we have entered into such agreements with all of our outside directors that are currently in office.

Item 9. Exhibits.

Exhibit	Description of Document
1.1	Form of underwriting agreement.
4.1	Form of senior indenture between Sony Group Corporation and The Bank of New York Mellon, as trustee.
4.2	Form of senior debt security issued under the senior indenture (included in Exhibit 4.1).
5.1	Opinion of Nagashima Ohno & Tsunematsu.
5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP.
23.1	Consent of PricewaterhouseCoopers Japan LLC.
23.2	Consent of Nagashima Ohno & Tsunematsu (included in Exhibit 5.1).
23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.2).
24.1	Powers of Attorney (included on the signature pages).
25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as trustee under the senior indenture.
107.1	Filing Fee Table

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post- effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to members of the board of directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a member of the board of directors, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such member of the board of directors, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Sony Group Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tokyo, Japan, on the 18th day of June, 2026.

Sony Group Corporation

By:	/s/ Lin Tao
	Name:	Lin Tao
	Title:	Chief Financial Officer, Corporate Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints Lin Tao, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the SEC any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 18th day of June, 2026.

Signature	Title

/s/ Hiroki Totoki	President and Chief Executive Officer, Representative Corporate Executive Officer, Member of the Board (Principal Executive Officer)
Hiroki Totoki

/s/ Lin Tao	Chief Financial Officer, Corporate Executive Officer (Principal Financial and Accounting Officer)
Lin Tao

/s/ Wendy Becker	Chair of the Board
Wendy Becker

/s/ Kenichiro Yoshida	Chairman, Member of the Board
Kenichiro Yoshida

/s/ Keiko Kishigami	Member of the Board
Keiko Kishigami

/s/ Joseph A. Kraft Jr.	Member of the Board
Joseph A. Kraft Jr.

/s/ Neil Hunt	Member of the Board
Neil Hunt

/s/ William Morrow	Member of the Board
William Morrow

/s/ Shingo Konomoto	Member of the Board
Shingo Konomoto

/s/ Yoriko Goto	Member of the Board
Yoriko Goto

/s/ Nora Denzel	Member of the Board
Nora Denzel

/s/ Masayuki Hyodo	Member of the Board
Masayuki Hyodo

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative in the United States has signed this registration statement on Form F-3, on June 18, 2026.

Sony Corporation of America

By:	/s/ Peter J. Kim
	Name:	Peter J. Kim
	Title:	Executive Vice President, General Counsel and Secretary; Authorized Signatory